UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At 8:00 a.m., Pacific Time, on May 19, 2022, Zynga Inc. (“Zynga”) held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of January 9, 2022, as amended (the “Merger Agreement”), by and among Zynga, Take-Two Interactive Software, Inc. (“Take-Two”), Zebra MS I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Take-Two, and Zebra MS II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Take-Two.

As of the close of business on April 4, 2022, the record date for the Special Meeting, there were 1,137,276,459 shares of Zynga’s class A common stock, par value $0.00000625 per share (“Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. Present at the Special Meeting virtually or by proxy were holders of 777,303,250 shares of Common Stock, representing approximately 68.35% of the Common Stock issued and outstanding as of the close of business on the record date, which constituted a quorum to conduct business at the Special Meeting under Zynga’s bylaws.

The following are the voting results of the proposals considered and voted upon at the Special Meeting, each of which is described in detail in Zynga’s definitive proxy statement, dated April 7, 2022, which was first mailed to Zynga’s stockholders on or about April 11, 2022.

Proposal 1: To adopt the Merger Agreement (the “Merger Proposal”).

Zynga’s stockholders approved the Merger Proposal, and the vote was as follows:

For	Against	Abstain
773,916,852	2,033,856	1,352,539

Proposal 2: To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Zynga’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

Zynga’s stockholders approved the Compensation Proposal, and the vote was as follows:

For	Against	Abstain
743,319,160	29,337,217	4,646,870

In light of the approval of Proposal 1, Proposal 3 described in the Zynga’s definitive proxy statement (relating to the adjournment of the Special Meeting) was rendered moot and was not presented at the Special Meeting.

Item 8.01.	Other Events.

Exchange Ratio.

Under the terms of the Merger Agreement, upon the closing of the transaction, Zynga stockholders will be entitled to receive $3.50 in cash and 0.0406 shares of Take-Two’s common stock, par value $0.01 per share, for each share of Common Stock. Under the terms of the Merger Agreement, the equity award exchange ratio governing Take-Two’s assumption of outstanding options to purchase Common Stock, restricted stock unit award covering Common Stock and performance stock unit awards covering Common Stock shall be 0.0702.

Press Release.

On May 19, 2022, Zynga and Take-Two issued a joint press release announcing the results of the Special Meeting and the special meeting of Take-Two’s stockholders to consider certain proposals related to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits,

EXHIBIT NO.	DESCRIPTION

99.1	Joint Press Release, dated May 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYNGA INC.

Date: May 19, 2022	By:	/s/ Phuong Phillips
Phuong Phillips
Chief Legal Officer and Secretary